EXHIBIT 99.1

At the Company
Kim Hillyer	Jeff Goeser
Director, Communications	Director, Investor Relations and Finance
(402) 574-6523	(402) 597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Delivers Continued Strength in Asset Gathering and Trading

Net New Client Assets of $14B
Record Diluted Earnings per Share of $0.45(1)
Net Revenues of $838M

OMAHA, Neb., July 19, 2016 – TD Ameritrade Holding Corporation (Nasdaq: AMTD) has released results for the third quarter of fiscal 2016. The Company gathered approximately $14 billion in net new client assets, and reported 462,000 client trades per day, on average, resulting in growth for each of its core revenue streams.

The Company’s results for the quarter ended June 30, 2016 include the following: (2)

•	Record $0.45 in earnings per diluted share, on net income of $240 million, up 25 percent year over year and inclusive of a favorable $33 million, or $0.06 per share, tax liability adjustment(1)

•	Net new client assets of approximately $14 billion, an annualized growth rate of 8 percent

•	Average client trades per day of approximately 462,000, an activity rate of 6.8 percent

•	Net revenues of $838 million, 56 percent of which were asset-based

•	Record investment product fee revenue of $96 million, up 13 percent year over year

•	Pre-tax income of $334 million, or 40 percent of net revenues

•	EBITDA(3) of $393 million, or 47 percent of net revenues

•	Record interest rate-sensitive assets(4) of $113 billion, up 10 percent year over year

•	Record client assets of $736 billion, up 5 percent year over year

“During the quarter we remained focused on what we could control and delivered strong organic growth,” said Fred Tomczyk, chief executive officer. “Net new client assets were up 16 percent year over year at $14 billion, client trading remained strong at an average of 462,000 trades per day, and investment product fees from guidance and advice products were a record $96 million. As we enter our final quarter of fiscal 2016, our focus will be on finishing the year strongly, completing our CEO transition and positioning ourselves for 2017.”

“Results this quarter reflected mixed investor sentiment. Long-term investors expressed some reticence to move new money, while traders increased their equity exposure. Both segments were opportunistic, using events like the historic Brexit vote, to lean into the market decline,” said Tim Hockey, president. “We expect these bouts of volatility to continue, underscoring the importance of our client value proposition. So, we must continue to innovate and provide our clients with powerful tools, a variety of products and mobility through cutting-edge apps to help them respond to potential opportunities.”

“We are reporting a record $0.45 in earnings per share for the quarter, which is reflective of solid organic growth and includes a $0.06 benefit we realized as the result of a tax liability adjustment,” said Steve Boyle, executive vice president and chief financial officer. “Interest rate-sensitive assets, now at $113 billion, continue to rise, we remain disciplined on expenses, and we returned nearly $140 million in capital to our shareholders through cash dividends and share repurchases. It was a good quarter, and our core business remains well-positioned for the future.”

Capital Management
The Company paid $90 million in its third fiscal quarter, or $0.17 per share, in cash dividends. The Company also repurchased approximately 1.7 million shares of its common stock.

The Company has declared a $0.17 per share quarterly cash dividend, payable on Aug. 18, 2016 to all holders of record of common stock as of Aug. 4, 2016.

Company Hosts Conference Call
TD Ameritrade will host its June Quarter conference call this morning, July 19, 2016, at 8:30 a.m. EDT (7:30 a.m. CDT). Participants may listen to the conference call by dialing 877-648-7976. The Company will webcast the conference call through www.amtd.com, via the “Presentations & Events” page of the web site. A replay of the phone call will be available by dialing 855-859-2056 and entering the Conference ID 38225239 beginning at 11:30 a.m. EDT (10:30 a.m. CDT) on July 19, 2016. The replay will be available until 11:59 p.m. EDT (10:59 p.m. CDT) on July 27, 2016. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via either the “Investor Relations” page or the “Presentations & Events” page beginning Wednesday, July 20, 2016.

Interested parties can visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date corporate financial information, presentation announcements, transcripts and archives. The company also communicates this information via Twitter, @TDAmeritradePR. Web site links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation
Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (Nasdaq: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how - bringing Wall Street to Main Street for more than 40 years. An official sponsor of the 2016 U.S. Olympic Team, as well as an official sponsor of the National Football League, TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade's newsroom or www.amtd.com for more information, or read our stories at http://freshaccounts.amtd.com.

Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts or stock price, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 20, 2015 and our latest Quarterly Report on Form 10-Q filed thereafter. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1 Diluted earnings per share for the third quarter ended June 30, 2016 includes a favorable $33 million tax liability remeasurement, or a $0.06 per share impact. Accounting rules for uncertain tax positions require that any change in measurement of a tax position taken in a prior year be recognized as a discrete event in the period in which the change occurs. These measurement changes may cause some volatility in our effective income tax rate and affect the comparability of our results of operations from period to period.

2 Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.

3 See attached reconciliation of non-GAAP financial measures.

4 Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of June 30, 2016.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In millions, except per share amounts
(Unaudited)

	Quarter Ended			Nine Months Ended
	June 30, 2016	Mar. 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$347	$360	$328	$1,035	$1,036
Asset-based revenues:
Insured deposit account fees	234	235	209	696	620
Net interest revenue	143	147	156	444	467
Investment product fees	96	88	85	276	253
Total asset-based revenues	473	470	450	1,416	1,340
Other revenues	18	16	16	46	39
Net revenues	838	846	794	2,497	2,415
Operating expenses:
Employee compensation and benefits	209	208	202	617	608
Clearing and execution costs	35	37	36	102	108
Communications	33	33	31	99	92
Occupancy and equipment costs	43	43	40	128	121
Depreciation and amortization	23	22	23	67	69
Amortization of acquired intangible assets	22	22	22	66	67
Professional services	47	37	43	121	120
Advertising	58	81	54	202	199
Other	20	20	18	61	66
Total operating expenses	490	503	469	1,463	1,450
Operating income	348	343	325	1,034	965
Other expense (income):
Interest on borrowings	14	13	13	39	30
Gain on sale of investments	—	—	(7)	—	(7)
Other	—	—	—	—	1
Total other expense (income)	14	13	6	39	24
Pre-tax income	334	330	319	995	941
Provision for income taxes	94	125	122	338	344
Net income	$240	$205	$197	$657	$597
Earnings per share - basic	$0.45	$0.38	$0.36	$1.23	$1.10
Earnings per share - diluted	$0.45	$0.38	$0.36	$1.23	$1.09
Weighted average shares outstanding - basic	529	533	544	533	544
Weighted average shares outstanding - diluted	531	535	547	536	547
Dividends declared per share	$0.17	$0.17	$0.15	$0.51	$0.45

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In millions
(Unaudited)

	June 30, 2016	Sept. 30, 2015
Assets:
Cash and cash equivalents	$1,917	$1,978
Short-term investments	404	4
Segregated cash and investments	7,064	6,305
Broker/dealer receivables	1,293	862
Client receivables, net	12,162	12,770
Goodwill and intangible assets	3,062	3,128
Other	1,205	1,328
Total assets	$27,107	$26,375
Liabilities and stockholders' equity:
Liabilities:
Broker/dealer payables	$1,932	$2,707
Client payables	17,504	16,035
Long-term debt	1,828	1,800
Other	871	930
Total liabilities	22,135	21,472
Stockholders' equity	4,972	4,903
Total liabilities and stockholders' equity	$27,107	$26,375

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Nine Months Ended
	June 30, 2016	Mar. 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Key Metrics:
Net new assets (in billions)	$13.6	$14.1	$11.7	$45.2	$46.8
Net new asset growth rate (annualized)	8%	8%	7%	9%	10%
Average client trades per day	461,941	509,120	433,759	469,262	455,642
Profitability Metrics:
Operating margin	41.5%	40.5%	40.9%	41.4%	40.0%
Pre-tax margin	39.9%	39.0%	40.2%	39.8%	39.0%
Return on average stockholders' equity (annualized)	19.5%	16.6%	15.9%	17.7%	16.5%
Net profit margin	28.6%	24.2%	24.8%	26.3%	24.7%
EBITDA(1) as a percentage of net revenues	46.9%	45.7%	47.5%	46.7%	45.8%
Liquidity Metrics:
Interest on borrowings (in millions)	$14	$13	$13	$39	$30
Interest coverage ratio (EBITDA(1)/interest on borrowings)	28.1	29.8	29.0	29.9	36.9
Cash and cash equivalents (in billions)	$1.9	$2.5	$2.2	$1.9	$2.2
Liquid assets available for corporate investing and financing activities(1) (in billions)	$0.7	$0.7	$0.6	$0.7	$0.6
Transaction-Based Revenue Metrics:
Total trades (in millions)	29.6	31.1	27.3	88.2	85.2
Average commissions and transaction fees per trade	$11.72	$11.60	$11.99	$11.74	$12.16
Average client trades per funded account (annualized)	17.0	19.1	16.7	17.6	17.8
Activity rate - funded accounts	6.8%	7.6%	6.7%	7.0%	7.1%
Trading days	64.0	61.0	63.0	188.0	187.0
Order routing revenue (in millions)	$77	$76	$71	$223	$223
Spread-Based Asset Metrics:
Average insured deposit account balances (in billions)	$83.4	$84.0	$74.8	$82.6	$74.9
Average interest-earning assets (in billions)	22.7	21.8	20.5	22.2	19.8
Average spread-based balance (in billions)	$106.1	$105.8	$95.3	$104.8	$94.7
Insured deposit account fee revenue (in millions)	$234	$235	$209	$696	$620
Net interest revenue (in millions)	143	147	156	444	467
Spread-based revenue (in millions)	$377	$382	$365	$1,140	$1,087
Avg. annualized yield - insured deposit account fees	1.11%	1.11%	1.10%	1.11%	1.09%
Avg. annualized yield - interest-earning assets	2.50%	2.66%	3.02%	2.62%	3.11%
Net interest margin (NIM)	1.41%	1.43%	1.51%	1.43%	1.51%
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$5.8	$5.8	$5.6	$5.8	$5.6
Average annualized yield	0.26%	0.18%	0.00%	0.16%	0.00%
Fee revenue (in millions)	$4	$2	$0	$7	$0
Market fee-based investment balances:
Average balance (in billions)	$156.3	$147.3	$155.7	$152.2	$150.1
Average annualized yield	0.23%	0.23%	0.22%	0.23%	0.22%
Fee revenue (in millions)	$92	$86	$85	$269	$253
Average fee-based investment balances (in billions)	$162.1	$153.1	$161.3	$158.0	$155.7
Average annualized yield	0.23%	0.23%	0.21%	0.23%	0.21%
Investment product fee revenue (in millions)	$96	$88	$85	$276	$253
(1) See attached reconciliation of non-GAAP financial measures.
NOTE: See Glossary of Terms on the Company's website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Nine Months Ended
	June 30, 2016	Mar. 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	6,777,000	6,686,000	6,467,000	6,621,000	6,301,000
Funded accounts (end of period)	6,872,000	6,777,000	6,551,000	6,872,000	6,551,000
Percentage change during period	1%	1%	1%	4%	4%
Client assets (beginning of period, in billions)	$711.2	$695.3	$695.3	$667.4	$653.1
Client assets (end of period, in billions)	$736.3	$711.2	$702.3	$736.3	$702.3
Percentage change during period	4%	2%	1%	10%	8%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$7.4	$6.5	$4.0	$6.7	$4.6
Average annualized yield	0.25%	0.19%	0.11%	0.18%	0.13%
Interest revenue (in millions)	$5	$3	$1	$9	$4
Client margin balances:
Average balance (in billions)	$11.5	$11.6	$12.5	$11.8	$12.0
Average annualized yield	3.69%	3.79%	3.56%	3.67%	3.62%
Interest revenue (in millions)	$107	$111	$112	$329	$328
Securities borrowing/lending:
Average securities borrowing balance (in billions)	$1.0	$0.7	$1.0	$0.8	$0.9
Average securities lending balance (in billions)	$2.1	$1.9	$2.2	$2.1	$2.2
Net interest revenue - securities borrowing/lending (in millions)	$30	$32	$43	$104	$135
Other cash and interest-earning investments:
Average balance (in billions)	$2.8	$3.0	$3.0	$2.9	$2.3
Average annualized yield	0.21%	0.17%	0.03%	0.14%	0.04%
Interest revenue - net (in millions)	$1	$1	$0	$3	$1
Client credit balances:
Average balance (in billions)	$14.7	$14.4	$12.2	$14.4	$12.1
Average annualized cost	0.01%	0.01%	0.01%	0.01%	0.01%
Interest expense (in millions)	$(0)	$(0)	$(0)	$(1)	$(1)
Average interest-earning assets (in billions)	$22.7	$21.8	$20.5	$22.2	$19.8
Average annualized yield	2.50%	2.66%	3.02%	2.62%	3.11%
Net interest revenue (in millions)	$143	$147	$156	$444	$467

NOTE: See Glossary of Terms on the Company's web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)
	Quarter Ended						Nine Months Ended
	June 30, 2016		Mar. 31, 2016		June 30, 2015		June 30, 2016		June 30, 2015
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (1)
EBITDA	$393	46.9%	$387	45.7%	$377	47.5%	$1,167	46.7%	$1,107	45.8%
Less:
Depreciation and amortization	(23)	(2.7)%	(22)	(2.6)%	(23)	(2.9)%	(67)	(2.7)%	(69)	(2.9)%
Amortization of acquired intangible assets	(22)	(2.6)%	(22)	(2.6)%	(22)	(2.8)%	(66)	(2.6)%	(67)	(2.8)%
Interest on borrowings	(14)	(1.7)%	(13)	(1.5)%	(13)	(1.6)%	(39)	(1.6)%	(30)	(1.2)%
Provision for income taxes	(94)	(11.2)%	(125)	(14.8)%	(122)	(15.4)%	(338)	(13.5)%	(344)	(14.2)%
Net income	$240	28.6%	$205	24.2%	$197	24.8%	$657	26.3%	$597	24.7%

	As of
	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
Liquid Assets Available for Corporate Investing and Financing Activities (2)
Liquid assets available for corporate investing and financing activities	$728	$713	$584	$530	$581
Plus: Non-corporate cash and cash equivalents	1,088	1,430	934	909	1,116
Corporate liquidity maintained for operational contingencies	764	764	764	750	750
Less: Corporate short-term investments	(400)	—	(201)	—	—
Excess broker-dealer regulatory net capital	(263)	(431)	(346)	(211)	(214)
Cash and cash equivalents	$1,917	$2,476	$1,735	$1,978	$2,233

Note: The term "GAAP" in the following explanation refers to generally accepted accounting principles in the United States.

(1)
EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our holding company's senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(2)
Liquid assets available for corporate investing and financing activities is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider "liquid assets available for corporate investing and financing activities" to be an important measure of our liquidity. We include the excess capital of our broker-dealer subsidiaries in the calculation of liquid assets available for corporate investing and financing activities, rather than simply including broker-dealer cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the broker-dealer subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the broker-dealer subsidiaries to the parent company. Liquid assets available for corporate investing and financing activities should be considered as a supplemental measure of liquidity, rather than as a substitute for cash and cash equivalents.

We define liquid assets available for corporate investing and financing activities as the sum of (a) corporate cash and cash equivalents and short-term investments, excluding an amount that is being maintained to provide liquidity for operational contingencies, including lending to our broker-dealer, futures commission merchant and forex dealer member subsidiaries under intercompany credit agreements and (b) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 10% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of a minimum operational target established by management ($50 million in the case of our primary introducing broker-dealer, TD Ameritrade, Inc.). Liquid assets available for corporate investing and financing activities is based on more conservative measures of broker-dealer net capital than regulatory requirements because we generally manage to higher levels of net capital at the broker-dealer subsidiaries than the regulatory thresholds require.